LIBERTY SILVER ISSUES 650,000 SHARES IN SATISFACTION OF CONTRACTUAL OBLIGATION

Toronto, ON — June 1, 2012 - Liberty Silver Corp. (TSX: LSL; OTCBB: LBSV) ("Liberty Silver" or the "Company") announces that it has issued 650,000 common shares in satisfaction of a previously disclosed contractual obligation.  Further to its press release dated December 21, 2011 announcing the closing of an equity financing that included the issuance by the Company of 6,500,000 subscription receipts (“Subscription Receipts”), Liberty Silver granted to holders of Subscription Receipts certain U.S. registration rights whereby the Company agreed to issue one additional common share for each ten (10) Subscription Receipts in the event that the Company had not registered the securities underlying the Subscription Receipts by May 31, 2012.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and developing mineral properties located in North America. A skilled, experienced, management team and board of directors with significant experience managing exploration, development and mining projects lead the Company. The Company is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to production, developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base.  The Trinity Silver project, located in Pershing County, Nevada is the Company’s flagship project.  Liberty Silver has the right to earn a joint venture interest in the 10,476 acre Trinity property from Renaissance Gold Inc. (“Renaissance”) pursuant to the terms of an Earn‐In Agreement.  Renaissance acquired its rights to the Trinity property from Newmont USA Limited, a Delaware corporation, doing business in Nevada as Newmont Mining Corporation (“Newmont”), and the Company is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

For additional information:

Kevin O’Connor, Investor Relations

Telephone: (416) 962-3300

Email: ko@spinnakercmi.com

Manish Z. Kshatriya, Executive VP & CFO

Telephone: (888) 749‐4916

Email: mkshatriya@libertysilvercorp.com

www.libertysilvercorp.com

This press release is not an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sales of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Forward-Looking Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.